UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2006

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

As discussed in Item 4.02 below, which is incorporated herein by reference, on August 25, 2006, management and the Audit Committee of the Board of Directors of Meade Instruments Corp. ("Meade" or the "Company") concluded that the consolidated financial statements for the years ended February 28/29, 2001 through 2005 included in the Company's annual reports on Form 10-K, and for all of the unaudited interim periods in those years, as well as the unaudited consolidated financial statements for the quarterly periods ended May 31, 2005, August 31, 2005 and November 30, 2005, together with all earnings press releases and similar communications issued by the Company during such periods, should no longer be relied upon because of errors in accounting for stock-based compensation expense relating to certain stock option awards.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As stated above under Item 2.02, on August 25, 2006, the Company’s management and Audit Committee concluded that the previously issued consolidated financial statements for the periods commencing with the fiscal quarter ended May 31, 2000 should no longer be relied upon because of errors in accounting for stock based compensation expenses relating to certain stock option awards. As previously announced, on May 24, 2006, the Company initiated an independent evaluation of the Company’s stock option grant practices following an article appearing in the Wall Street Journal on May 22, 2006. The independent evaluation, which covered all option awards since the Company’s initial public offering in 1997, was directed by a Special Committee of the Audit Committee of the Board of Directors with the assistance of independent outside counsel. On August 25, 2006, the Special Committee reported its conclusions and recommendations to the Company’s Board of Directors.

The Special Committee concluded that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), the accounting measurement dates for certain stock option awards during the fiscal years 1998 through 2005 were determined in error. As a result, the Company expects to record non-cash, pre-tax, stock-based compensation expense in prior periods. The Company estimates that the aggregate amount of stock-based compensation expense for all fiscal years from 1998 through 2005 is from approximately $3.5 to $4.0 million. The Company currently believes that a significant portion of that expense will be recorded in the fiscal years ended February 28, 2003 and earlier. The Company has not yet completed its assessment of the tax implications of the adjustments to the stock-based compensation expense. In addition, management and the Special Committee estimated that if all potentially incorrect measurement dates from the Company’s initial public offering in 1997 through February 28, 2005 were adjusted to the new measurement dates described above, the difference in proceeds to the Company from all stock options exercised by all employees, officers and directors would be less than $400,000 in the aggregate.

On August 25, 2006, management and the Audit Committee of the Company’s Board of Directors, in consultation with the Special Committee, determined ,that the Company’s financial statements and all earnings press releases and similar communications issued by the Company, relating to periods after February 28, 2000 should not be relied upon pending completion of the restatements.

The Company has not yet completed its assessment of the tax implications of the adjustments or whether tax consequences will give rise to monetary liabilities which may have to be satisfied in a future period. Except for any tax expense related to the adjustments, the additional stock-based compensation expense under APB 25 will not affect the Company’s current cash position, financial condition, previously reported revenues or its net stockholders’ equity. The preliminary additional stock-based compensation expense amount set forth above has been estimated in accordance with the provisions of APB 25 and related interpretations and does not reflect additional expense amounts to be determined based upon the provisions of any other accounting standard or rule that may be applicable to the periods under review. In addition, adjustments will be required to the Company's calculations of pro forma net income (loss) and pro forma net income (loss) per share information contained in the footnotes to its financial statements pursuant to the disclosure-only alternative method of SFAS No. 123, Accounting and Disclosure of Stock-Based Compensation (SFAS 123).

Based on the Special Committee’s review, the Special Committee and the Company: (i) did not find any evidence that stock options were "backdated" to coincide with low stock prices; (ii) did not conclude that current or former employees, officers or directors engaged in knowing misconduct in connection with Meade’s historical option pricing and approval processes; and (iii) did not conclude that current or former employees, officers or directors committed fraud or intentionally deviated from generally accepted accounting principles.

The Company’s Audit Committee has discussed with the Company’s current and predecessor independent registered public accounting firms the matters disclosed in this Item 4.02(a).

The Company is committed to resolving these issues as quickly as possible and plans to file its Quarterly Report on Form 10-Q for the period ended May 31, 2006 and its Annual Report on Form 10-K for the year ended February 28, 2006 reflecting the restatements as soon as practicable. Corrected unaudited quarterly data for each of the interim periods in fiscal 2005 and 2006 will be disclosed as part of the Selected Quarterly Financial Data included in Item 8 in the Form 10-K. As a result of the restatement of its financial statements, management, with the concurrence of the Audit Committee, has concluded that a material weakness in internal control over financial reporting existed as of February 28, 2006 and May 31, 2006. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As a result of the material weakness, the Company will report that its disclosure controls and procedures were ineffective in its Quarterly Report on Form 10-Q for the period ended May 31, 2006 and its Annual Report on Form 10-K for the year ended February 28, 2006.

On August 29, 2006, the Company issued a related press release announcing the planned restatement. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

August 29, 2006	By:	Brent W. Christensen

Name: Brent W. Christensen
Title: Senior Vice President - Finance & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 29, 2006.